OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                505 PARK AVENUE
                            NEW YORK, NEW YORK 10022
                            TELEPHONE: 212 753-7200

                                                     September 18, 1998






Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re: GST Network Funding, Inc., GST USA, Inc. and GST Telecommunications, Inc. -
                           Registration Statement on Form S-4 (333-60645)


Ladies and Gentlemen:

                  Reference is made to above-referenced  Registration  Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission by GST Network Funding, Inc., a Delaware corporation ("GST Funding"), GST USA, Inc., a Delaware corporation ("GST USA") and GST Telecommunications, Inc., a federally chartered Canadian corporation ("GST"), and the prospectus forming a part thereof (the "Prospectus"). The Registration Statement relates to an offer with respect to the exchange (the "Exchange Offer") of 10 1/2% Senior Secured Discount Notes due 2008 of GST Funding, which, under certain circumstances, may be assumed by GST USA and guaranteed by GST, for 10 1/2% Senior Secured Discount Exchange Notes due 2008 of GST Funding (the "New Notes"), which, under certain circumstances, may be assumed by GST USA and guaranteed by GST (the "New Conditional Guarantee").

                  We advise you that we have examined originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of GST Funding and the Articles of Incorporation and By-laws of GST, each as amended to date, corporate proceedings of GST Funding and GST, the Indenture dated as of May 4, 1998, by and among GST Funding, GST USA, GST and United States Trust Company of New York, as Trustee, and such other documents, instruments and certificates of officers and representatives of GST Funding and GST and public officials, and we


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Securities and Exchange Commission
September 18, 1998
Page -2-


have made such examination of law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

                  Based upon the foregoing, we are of the opinion that the New Notes and the New Conditional Guarantee, upon issuance in accordance with the terms of the Exchange Offer, will have been duly and validly issued, and will constitute legal, valid and binding obligations of GST Funding and GST, respectively, enforceable against GST Funding and GST, respectively, in accordance with their terms, except as such enforceability may be limited or affected by (i) any applicable bankruptcy, insolvency, moratorium or other similar law affecting generally the rights of creditors, now or hereafter in effect, and (ii) the fact that equitable remedies or relief (including but not limited to the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought.

                  Our opinion with respect to the material United States federal income tax consequences of the purchase, ownership and disposition of the New Notes is set forth in full under the caption "Certain United States Federal Income Tax Considerations" in the Prospectus.

                  We are members of the Bar of the State of New York and, except as stated below, we express no opinion as to the laws of any jurisdiction other than the State of New York and the federal laws of the United States of America. With respect to the opinion set forth above as it relates to GST, we have relied in part upon the opinion of McCarthy Tetrault, Vancouver, British Columbia.

                  We advise you that Stephen Irwin, the Vice Chairman of the Board of GST, is of counsel to this firm. Mr. Irwin owns 76,345 common shares, without par value of GST (the "Common Shares") and holds options and warrants to purchase an aggregate of 600,000 Common Shares. In addition, other attorneys at this firm hold Common Shares and/or options to purchase Common Shares.

                  We consent to the reference to this firm under the captions "Legal Matters" and "Certain United States Federal Income Tax Considerations" in the Prospectus.

                                   Very truly yours,



                                   /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
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                                   OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP